EXHIBIT 11

Computation of earnings per share year quarter 1999.


                                           NO. OF SHARES     WEIGHT
   12/31/98 Common stock                     5,916,527
                                           -----------
                                             5,916,527          25%          1,479,132

   03/31/99 Common stock
                                             5,916,527
                                           -----------
                                             5,916,527          25%          1,479,132
                                                                             ---------

   06/31/99 Common stock
                                             5,916,527
                                           -----------
                                             5,916,527          25%         1,479,132
                                                                             ---------

   09/30/99 Common stock
                                             5,916,527
                                           -----------
                                             5,916,527          25%          1,479,132
                                                                             ---------


                                            23,666,108
                                           -----------

            WEIGHTED AVERAGE NUMBER OF                                       5,916,527
            SHARES

Earnings per Common share:
            Net Income                     $   131,848                      $      .02

EXHIBIT 11


Computation of earnings per share year quarter 1998.

                                         NO. OF SHARES       WEIGHT
                                         -------------       ------
   03/31/99 Common stock                   5,516,527
                                         -----------

                                           5,516,527           25%           1,379,132

   06/31/99 Common stock
                                           5,516,527
                                         -----------

                                           5,516,527           25%           1,379,132
                                                                           ------------

   09/30/99 Common stock
                                           5,611,869
                                         -----------
                                                                             1,402,967
                                           5,916,527           25%
                                                                           ------------

   12/31/99 Common stock
                                           5,916,527
                                         -----------

                                           5,916,527           25%           1,479,132
                                                                           ------------


                                          22,561,450
                                         -----------

     WEIGHTED AVERAGE NUMBER OF SHARES                                       5,640,363


Earnings per Common share:
            Net Income                   $(1,291,382)                      $      (.23)